Exhibit 10.47

Cadmus Communications Corporation

1801 Bayberry Court

Suite 200

Richmond, VA 23226

Payment Guarantee

We are fully aware of Loan Agreement No. 8/0971/8200 dated 15 September 2005 (“Loan Agreement”) by which AKA Ausfuhrkredit-Gesellschaft mbH, Frankfurt (Main), (“AKA”) has made available to Cadmus Journal Services, Inc., (“Borrower”) a loan in the lawful currency of the United States of America not exceeding

USD 10,070,099.40

(USD ten million seventy thousand ninety-nine 40/100)

Article I

1.1	We hereby issue a separate, irrevocable and unconditional guarantee for payment (“Guarantee”) in favour of AKA and accordingly undertake to pay under all circumstances, irrespective of any defences and objections, in Frankfurt (Main) without delay on AKA’s first demand any amount against AKA’s statement that the Borrower has not fulfilled its payment obligations in connection with the Loan Agreement.

1.2	Our payment obligations under this Guarantee are in particular independent of the legal validity and enforceability of the Loan Agreement, of the exercising of rights in or out of court, of any demand for payment or of other measures of AKA against the Borrower and/or third parties.

1.3	Our payment obligations under this Guarantee shall be discharged only when and insofar as the relative amounts have been credited without any deduction to account no. 400 925 001 with JP Morgan Chase Bank New York, or to any other account advised by AKA at AKA’s free disposal in the lawful currency of the United States of America.

Article 2

2.1	We confirm that we have taken all necessary action and undertake, should the need arise, to ensure immediately that the amounts to be paid according to this Guarantee can be transferred to AKA without restriction.

2.2	In case of indemnification of payment claims under this Loan Agreement, AKA shall be entitled to assign its rights and payment claims, in whole or in part, to HERMES without the Borrower’s consent. Any other assignments require approval of the Borrower, such approval will not be unreasonably withheld.

2.3	No failure to exercise nor any partial exercise of any rights shall preclude their assertion in future.

2.4	Statements in connection with this Guarantee shall be dispatched to the following addresses:

to ourselves:	1801 Bayberry Court	Cable address
	Suite 200	Telex: 804-287-5680
	Richmond, Virginia 23226, USA	Telefax: 804-287-5230

to AKA:	AKA Ausfuhrkredit-Gesellschaft mbH	Cable address: Ausfuhrkredit
	Grosse Gallusstrasse 1 – 7	Telex: 041 1778
	60311 Frankfurt (Main)	Telefax: +49 69 29891-150
Federal Republic of Germany

2.5	We shall notify AKA without delay of all circumstances that might endanger due performance under the Loan Agreement or under this Guarantee.

2.6	As soon as possible, at the latest, however, within 180 days from the end of each financial year, we shall furnish AKA with our audited annual financial statements as well as profit and loss accounts and explanatory notes.

Article 3

3.1	This Guarantee is governed by and construed in accordance with the laws of the Federal Republic of Germany.

3.2	Place of jurisdiction for AKA as well as for us is Frankfurt (Main), Federal Republic of Germany. Furthermore we submit to the courts of our domicile in any legal proceedings against us.

3.3	For any proceedings in German courts we irrevocably appoint Beiten Burkhardt Rechtsanwaltsgesellschaft mbH, Frankfurt (Main), as our agent for service of process.

3.4	All levies, fees and other costs accruing in connection with this Guarantee (such as lawyers’ fees and taxes arising thereon), including the costs arising in connection with any enforcement of this Guarantee, shall be borne by us.

3.5	The issuance of this Guarantee is a private and commercial act. To the extent that we should claim immunity for ourselves or our assets in proceedings leading to judgment, execution or temporary protection or to the extent that such immunity is attributable to ourselves or our assets, we irrevocably agree not to claim such immunity and hereby irrevocably waive such immunity.

3.6	Should any provision of this Guarantee be or become legally invalid, the other provisions hereof shall remain in force. Any invalid provision shall be deemed to be substituted by a provision consistent with the meaning and purpose of this Guarantee.

Richmond, Virginia USA	15 September 2005
[place]	[date]

Guarantor:

Cadmus Communications Corporation

By:	/s/ Paul K. Suijk
Name:	Paul K. Suijk
Title:	Senior VP & CFO